UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANTTO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)November 24, 2009

Skyview Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-52480	35-2287663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12913 42nd Ter. West Cortez, FL	34215
(Address of Principal Executive Offices)	(Zip Code)

(941) 794-0394

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On November 24, 2010, Tony N. Frudakis, purchased from the Registrant 3,000,000 shares of its common stock for $20,500.00.  The sale was conducted without advertising and in a private transaction pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. A copy of the stock purchase agreement is attached hereto as an Exhibit.

Item 5.01.  Changes in Control of Registrant.

On November 24, 2010, Tony N. Frudakis, purchased from the Registrant 3,000,000 shares of its common stock for $20,500.00. A copy of the stock purchase agreement is attached hereto as Exhibit 1.  Simultaneously, the Registrant redeemed a total of 5,000,000 shares of common stock from Donald R. McKelvey and David M. Kaye, resulting in a change of control. Copies of the respective redemption agreements are attached hereto as Exhibits.  Tony N. Frudakis beneficially and directly owns 3,000,000 shares of Common Stock as of the date of this report which represents (100%) of the outstanding Common Stock of the Registrant.  The shares acquired by Tony N. Frudakis include 3,000,000 shares of voting power.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 24, 2010, Donald R. McKelvey resigned from his positions as President, Chief Executive Officer, Principal Financial Officer, Secretary, Treasurer and Director of the Registrant.  The resignation of Donald R. McKelvey was not the result of any disagreement with the Registrant on any matter relating to our operations, policies or practices.  Donald R. McKelvey’s written resignations are attached as Exhibits to this Current Report on Form 8-K.  The board of directors has not filled the vacancies created by the resignation of Donald R. McKelvey.

Meanwhile, on November 24, 29010, Tony N. Frudakis,  Ph.D, age 43, was appointed as a director and President, Chief Executive Officer, Principal Financial Officer, Secretary, Treasurer of the Registrant.

Since March 2009 Dr. Frudakis has been a private equity investor in, and scientific research consultant to, various public and private enterprises having business lines in high technology and applied science fields.  Between December 2005 and approximately July 2006, Dr. Frudakis was an officer, director, and one-third beneficial owner of Quetzal Capital 1, Inc., a reporting shell company that subsequently acquired Valley Forge Composite Technologies, Inc. (OTCBB: VLYF).  Dr. Frudakis resigned as an officer and director of Quetzal Capital 1, Inc. at the time of the acquisition.  During much of his time between 1998 and March 2009, Dr. Frudakis was the chief scientific officer and a member of the board of directors of DNAPrint genomics, Inc. (f/k/a GAFF Biologic), a publicly traded company, a company he founded and served in various capacities, including president and chief executive officer. Dr. Frudakis resigned as an officer and director of DNAPrint genomics, Inc. on March 6, 2009.  From June 30, 2004 to February 11, 2005, Dr. Frudakis served as president and a director of a shell corporation that acquired Worldwide Biotech and Pharmaceutical Company (OTCBB: WWBP), formerly named Sun City Industries, Inc. Earlier in his career, Dr. Frudakis was a research scientist for Corixa Corporation where he developed several new techniques for RNA fingerprinting, managed and executed high-throughput gene discovery programs for various cancers and was instrumental in the company's early success in attracting research and development partners.  Dr. Frudakis received his Ph.D. from the University of California at Berkeley in 1995.

Item 9.01  Financial Statements and Exhibits

Exhibits:

2.1

Stock Purchase Agreement

2.2

Stock Redemption Agreement by Donald M. McKelvey

2.3

Stock Redemption Agreement by David M. Kaye

99.1      Letter of Director Resignation by Donald R. McKelvey

99.2      Letter of Officer Resignation by Donald R. McKelvey

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2010	Skyview Holdings Corp.
/s/ Tony N. Frudakis
Tony N. Frudakis
President